EXHIBIT 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)
     I, Dr. George Rozakis, Chief Executive Officer of Implantable Vision, Inc. (the “Registrant”), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2007 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ George Rozakis
Name:	Dr. George Rozakis
Title:	Chief Executive Officer

June 18, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Implantable Vision, Inc. and will be retained by Implantable Vision, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.